UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2021

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	333-248929	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150
Las Vegas, Nevada 89123
(Address of principal executive offices)(Zip Code)

(855) 939-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 14, 2021, the board of directors of Tego Cyber Inc., a Nevada corporation (the “Company”), elected Chris C. White to its Board of Directors effective immediately. Mr. White will stand for re-election at the next annual meeting of the Board of Directors.

That the Corporation accept the Directors Consent of Chris C. White to serve on the Board of Directors of the Corporation effective immediately and to serve for the ensuing year or until his successor is duly elected and qualified.

Mr. White has over 30 years of experience in cyber security, telecommunications and automation. He is currently the Deputy CISO / Director of Security Operations for The Interpublic Group of Companies, Inc. He has held this position for the last two years. Prior to that he was Senior Manager at EY from May 2015 to February 2019. Prior to that Mr. White was Senior Security Engineer at AT&T from March 2012 to March 2015. Mr. White holds a Master’s Degree, System Engineering and Bachelor of Science, Network Engineering from Regis University.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated April 14, 2021 (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: April 14, 2021	By:	/s/ Shannon Wilkinson
Shannon Wilkinson
Chief Executive Officer